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                                                                  Exhibit 99

[ZOLTEK LOGO]



FOR IMMEDIATE RELEASE                              NASDAQ NMS SYMBOL: "ZOLT"
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                    ZOLTEK REPORTS FIRST QUARTER RESULTS


         ST. LOUIS, MISSOURI -- FEBRUARY 17, 2004 -- Zoltek Companies, Inc. today reported results for the quarter ended December 31, 2003.

         For the quarter, Zoltek reported a net loss of $3.7 million on revenues of $13.3 million, compared to a net loss of $3.2 million on revenues of $17 million in the quarter ended December 31, 2002.

         "Our financial results for the quarter were negatively affected by two principal factors," Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer, said. "First, there were further declines in revenues and earnings in our aircraft brake business due to the continuing slump in commercial air travel since 9/11. Second, there was a decrease in sales due to the temporary cessation of most prepreg production during the quarter, as we relocated our prepreg operations from California to Utah in late 2003. This relocation is intended to refocus the customer base toward wind energy, improve operations and improve the cost structure, as we resume prepreg operations at our Salt Lake facility next month."

         Rumy said that he expected carbon fiber sales to increase in the second quarter and to gather strength throughout the rest of the year. "We have received the necessary export licenses and we have begun to ship significant quantities under a series of large orders received toward the end of calendar 2003 from sporting goods producers located in Asia," Rumy said. "In addition, we have been awarded new contracts in the wind energy field that could lead to very significant sales in the near term."

         Zoltek's Entec Composite Machines subsidiary has been awarded these three contracts for specialized carbon fiber reinforced composite processing equipment that could result in significant sales of carbon fibers for primary applications Zoltek has targeted for commercialization or high-volume usage. "We estimate that these contracts represent a total of approximately $5 million in new business for this year," Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer, said. "Far more important than the equipment revenue, however, we see the contracts as validating our strategy of driving carbon fiber market development by offering customers a total solution, including processing equipment and carbon fibers. Thus, these contracts are really the preliminary to the main event. With the purchase of the processing equipment, we eventually will have customers lined up and ready to use our carbon fibers in the production of next-generation windmill blades, high-pressure pipes, and compressed natural gas (CNG) tanks that



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Zoltek Reports First Quarter Results
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February 17, 2004

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provide new levels of performance, far beyond anything that could be done with glass fibers or other established building materials."

         Under the first contract, with a wind energy company in Europe, Entec will design and build automated fiber-placement equipment designed to use Zoltek PANEX(R) carbon fibers in making super-long and super-strong windmill blades - the critical component in next-generation wind turbines. Under the second contract, with a CNG tank manufacturer in South America, Entec will convert existing filament-winding equipment to use Zoltek's commercial fibers in the manufacture of CNG tanks. The third contract, with a Russian energy company, provides for Entec to design and build a turn-key filament-winding system to manufacture high-pressure composite pipes. Included in this project is a complete design for a filament-wound carbon fiber composite pipe system.

         "As a consequence of these market development successes, we plan to reactivate the continuous carbon fibers production at our plant in Abilene, Texas to meet the anticipated demand for our carbon fibers," Rumy noted. "It has taken longer than we expected, but I believe we are seeing tangible signs that commercialization of carbon fibers as an affordable, mass-market building material is finally moving from concept to reality."

         Zoltek's annual meeting, open to all interested parties, will be held at the St. Louis Science Center on February 25. The 2003 annual report
- providing an in-depth update on Zoltek's prospects and progress - is also available upon request.

                      FOR FURTHER INFORMATION CONTACT:

                               ZSOLT RUMY, CEO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: execute restructuring and other cost reduction plans; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; manage its current excess carbon fiber production capacity and re-activation of its idle facilities as required by future demand for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Zoltek is an applied technology and materials company. Zoltek's Carbon Fiber Business Unit is primarily focused on the manufacturing and application of carbon fibers used as reinforcement material in composites, oxidized acrylic fibers for heat/fire barrier applications and aircraft brakes, and composite design and engineering to support the Company's materials business. Zoltek's Hungarian-based Specialty Products Business Unit manufactures and markets acrylic fibers, nylon products and industrial materials.



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
                                         ZOLTEK COMPANIES, INC.

                                        SUMMARY FINANCIAL RESULTS
                              (Amounts In Thousands Except Per Share Data)

                                                                                  (Unaudited)
                                                                               Three Months Ended
                                                                                   December 31
                                                                             2003              2002
                                                                          ------------------------------
Net sales...............................................................  $  13,331          $   16,959
Cost of sales, excluding available unused capacity costs................     12,180              14,902
Available unused capacity costs.........................................      1,431               1,326
Application and development costs.......................................        747                 895
Operating loss from continuing operations...............................     (3,155)             (2,828)
Income tax expense (benefit)............................................         78                (135)
Net loss................................................................     (3,723)             (3,170)

Net loss per share:
 Basic and diluted loss per share.......................................  $   (0.23)         $    (0.19)
                                                                          =========          ==========

Weighted average common and common equivalent
  shares outstanding....................................................     16,310              16,297





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